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                                   EXHIBIT 11

                     OLYMPIC CASCADE FINANCIAL CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE

                                     Basic

                                                              September 24, September 25,  September 26,
                                                                   1999         1998           1997
                                                              -----------   -----------    -----------
Net income (loss) .........................................   $   118,000   ($4,666,000)   $   101,000
                                                              ===========   ===========    ===========
Weighted average number of common
      shares outstanding during the year ..................     1,563,499     1,496,634      1,195,403
                                                              ===========   ===========    ===========
Basic earnings per share ..................................   $      0.08   ($     3.12)   $      0.08
                                                              ===========   ===========    ===========
                                    Diluted

Weighted average number of common
     shares outstanding during the year ...................     1,563,499     1,496,634      1,195,403

Add common equivalent shares upon exercise of stock options             *             *        229,716
                                                              -----------   -----------    -----------
Weighted average number of shares used
     in calculation of primary earnings per share .........     1,563,499     1,496,634      1,425,119
                                                              ===========   ===========    ===========
Diluted earnings per share ................................   $      0.08   ($     3.12)   $      0.07
                                                              ===========   ===========    ===========
*    No effect  given to common  stock  equivalents,  as their  effect  would be anti-dilutive.
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